Exhibit 4.6

SEVENTEENTH SUPPLEMENTAL INDENTURE

by and among

STANDARD PACIFIC CORP., as Issuer

the GUARANTORS party hereto

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

Dated as of December 22, 2010

Supplemental to Indenture

Dated as of April 1, 1999

Amending Certain Provisions of the

6 1/4% Senior Notes due 2014

7% Senior Notes due 2015

STANDARD PACIFIC CORP.

SEVENTEENTH SUPPLEMENTAL INDENTURE

This Seventeenth Supplemental Indenture, dated as of December 22, 2010 (this “Seventeenth Supplemental Indenture”), is entered into among Standard Pacific Corp., a Delaware corporation (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association, Bank One Trust Company, N.A. and The First National Bank of Chicago), as trustee (the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the applicable Indenture (as defined below).

WITNESSETH:

WHEREAS, this Seventeenth Supplemental Indenture supplements the Indenture, dated as of April 1, 1999 (the “Original Indenture”), by and between the Company and the Trustee, as previously supplemented by the First Supplemental Indenture dated as of April 13, 1999, the Second Supplemental Indenture dated as of September 5, 2000, the Third Supplemental Indenture dated as of December 28, 2001, the Fourth Supplemental Indenture dated as of March 4, 2003, the Fifth Supplemental Indenture dated as of May 12, 2003, the Sixth Supplemental Indenture dated as of September 23, 2003, the Seventh Supplemental Indenture dated as of March 11, 2004, the Eighth Supplemental Indenture dated as of March 11, 2004 (the “Eighth Supplemental Indenture”), which established the terms of the Company’s outstanding 6  1/4 % Senior Notes due 2014 (the “2014 Notes”), the Ninth Supplemental Indenture dated as of August 1, 2005, the Tenth Supplemental Indenture dated as of August 1, 2005 (the “Tenth Supplemental Indenture”), which established the terms of the Company’s outstanding 7% Senior Notes due 2015 (the “2015 Notes”), the Eleventh Supplemental Indenture dated as of February 22, 2006 (the “Eleventh Supplemental Indenture;” the Original Indenture, together with the Eighth Supplemental Indenture and the Eleventh Supplemental Indenture are referred to herein collectively as the “2014 Indenture;” the Original Indenture, together with the Tenth Supplemental Indenture and the Eleventh Supplemental Indenture are referred to herein collectively as the “2015 Indenture”, and each of the 2014 Indenture and the 2015 Indenture are herein referred to as an “Indenture”), which provided for the guarantee of certain notes outstanding under the Original Indenture, including the 2014 Notes and the 2015 Notes, the Twelfth Supplemental Indenture dated as of May 5, 2006, which provided for the pledge of certain assets to secure notes outstanding under the Original Indenture, including the 2014 Notes and the 2015 Notes, the Thirteenth Supplemental Indenture dated as of October 8, 2009, the Fourteenth Supplemental Indenture dated as of May 3, 2010 (the “Fourteenth Supplemental Indenture”), the Fifteenth Supplemental Indenture dated as of the date hereof (the “Fifteenth Supplemental Indenture”) and the Sixteenth Supplemental Indenture dated as of the date hereof (the “Sixteenth Supplemental Indenture”);

WHEREAS, prior to the date hereof, (i) the 2014 Notes, 2015 Notes and each other outstanding series of Notes issued prior to the date hereof pursuant to the Original Indenture, as supplemented, (ii) the Company’s outstanding 10.750% Senior Notes due 2016 (the “2016 Notes”) and (iii) the Company’s term loan B (the “Term Loan”) outstanding pursuant to that certain Term Loan B Credit Agreement, dated as of May 5, 2006 among the Company, Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the lenders and other financial institutions party thereto, were secured by certain liens (the “Liens”) granted by the Pledgors (as defined below) pursuant to the terms of that certain Pledge Agreement, dated as of May 5, 2006 (as amended and supplemented from time to time, the “Pledge Agreement”) by and between the Company, those subsidiaries of the Company party thereto from time to time (together with the Company, the “Pledgors”) and Bank of America, N.A., as collateral agent for and representative of the creditors referenced therein (in such capacities, the “Collateral Agent”) and that certain Collateral Agent and Intercreditor Agreement, dated as of May 5, 2006 (as amended and supplemented from time to time, the “Intercreditor Agreement”) by and among the Collateral Agent, the Company, those subsidiaries of the Company party thereto from time to time and the creditor representatives party thereto from time to time;

WHEREAS, the Company has commenced a tender offer (the “Tender Offer”) to holders of the 2014 Notes, 2015 Notes and another outstanding series of the Company’s notes, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated November 23, 2010, as amended and supplemented from time to time;

WHEREAS, on the date hereof, pursuant to the Original Indenture as supplemented by the Fourteenth and Fifteenth Supplemental Indentures, the Company has consummated the issuance of $275,000,000 of 8 3/8% Senior Notes due 2018 (the “2018 Notes”) and pursuant to the Original Indenture as supplemented by the Sixteenth Supplemental Indenture, the Company has consummated the issuance of $400,000,000 8 3/8% Senior Notes due 2021 (the “2021 Notes”);

WHEREAS, certain proceeds of the 2018 Notes and the 2021 Notes have been used by the Company, on the date hereof, to repurchase certain of the 2014 Notes, 2015 Notes and another outstanding series of the Company’s notes pursuant to the Tender Offer and repay in full the Company’s Term Loan;

WHEREAS, upon repayment of the Term Loan, pursuant to the terms of the Pledge Agreement and Intercreditor Agreement and pursuant to that certain Letter re Payoff of Term Loan B Credit Agreement, dated December 22, 2010, by the Administrative Agent and Collateral Agent to the Company, the Liens were automatically released and terminated [and the Pledge Agreement and Intercreditor Agreement were terminated];

WHEREAS, in connection with the Tender Offer, the Company has solicited from the holders of the 2014 Notes consents (the “2014 Consent Solicitation”) to the adoption of certain proposed amendments set forth in Section 1.01 hereof (the “2014 Proposed Amendments”) to the Eighth Supplemental Indenture;

WHEREAS, in connection with the Tender Offer, the Company has solicited from the holders of the 2015 Notes consents (the “2015 Consent Solicitation”) to the adoption of certain proposed amendments set forth in Section 1.02 hereof (the “2015 Proposed Amendments”) to the Tenth Supplemental Indenture;

WHEREAS, in connection with the Tender Offer, the Company has solicited from the holders of the 2014 Notes and 2015 Notes consents (the “Guarantee Consent Solicitation,” and together with the 2014 Consent Solicitation and the 2015 Consent Solicitation, the “Consent Solicitation”) to the adoption of certain proposed amendments set forth in Section 1.03 hereof (the “Guarantee Proposed Amendments,” and together with the 2014 Proposed Amendments and 2015 Proposed Amendments, the “Proposed Amendments”)) to the Eleventh Supplemental Indenture;

WHEREAS, under the terms of the Original Indenture, certain terms of the Eighth Supplemental Indenture and the 2014 Notes, including the 2014 Proposed Amendments, may be amended with the consent of holders of a majority of principal amount of the 2014 Notes (the “2014 Requisite Consents”);

WHEREAS, under the terms of the Original Indenture, certain terms of the Tenth Supplemental Indenture and the 2015 Notes, including the 2015 Proposed Amendments, may be amended with the consent of holders of a majority of principal amount of the 2015 Notes (the “2015 Requisite Consents”);

WHEREAS, under the terms of the Original Indenture, certain terms of the Eleventh Supplemental Indenture may be amended, including the Guarantee Proposed Amendments, with the 2014 Requisite Consents and 2015 Requisite Consents;

WHEREAS, the Company has obtained the 2014 Requisite Consents and the 2015 Requisite Consents to the Proposed Amendments pursuant to the Consent Solicitation;

WHEREAS, the Company and the Guarantors desire to supplement and amend the Indentures to effect the Proposed Amendments; and

WHEREAS, the Company and the Guarantors hereby certify that all covenants and conditions precedent, if any, provided for in the Indentures relating to the execution, delivery and performance of this Seventeenth Supplemental Indenture have been complied with, and all things necessary to make this Seventeenth Supplemental

Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the 2014 Indenture and 2015 Indenture, respectively, have been done.

NOW, THEREFORE, the parties hereto agree, as follows:

ARTICLE 1.

AMENDMENTS TO INDENTURE

Section 1.01 Amendments to Eighth Supplemental Indenture. Subject to Section 2.01, the terms of the Eighth Supplemental Indenture are hereby amended, supplemented, modified or deleted as follows.

(a)	The following sections of the Eighth Supplemental Indenture and any corresponding provisions in the 2014 Notes are hereby deleted in their entirety and replaced with “[Intentionally Omitted.]”:

•	Section 4.03. Change of Control;

•	Section 6.02. Limitation on Additional Indebtedness;

•	Section 6.03. Limitation on Liens;

•	Section 6.04. Limitation on Restricted Payments;

•	Section 6.05. Limitation on Asset Sales;

•	Section 6.06. Transactions with Affiliates;

•	Section 6.07. Limitation on Payment Restrictions Affecting Restricted Subsidiaries;

•	Section 6.08. Restricted and Unrestricted Subsidiaries; and

•	Section 6.11. Future Subsidiary Guarantees.

(b)	Section 6.09 of the Eighth Supplemental Indenture is hereby deleted in its entirety and replaced with the following (and any corresponding provisions of the 2014 Notes are hereby amended accordingly):

Section 6.09. Mergers and Sales of Assets by the Company

The Company will not consolidate with, merge into or transfer all or substantially all of its assets to another Person unless such Person (if other than the Company) is a corporation organized under the laws of the United States or any state thereof or the District of Columbia and expressly assumes all the obligations of the Company under the Indenture and the Notes.

(c)	Section 7.01 of the Eighth Supplemental Indenture is hereby deleted in its entirety and replaced with the following (and any corresponding provisions of the 2014 Notes are hereby amended accordingly):

Section 7.01. Additional Events of Default

The Events of Default with respect to the Notes shall be the Events of Default as set forth in Section 6.01 of the Original Indenture.

(d)	Any definition in the Eighth Supplemental Indenture and 2014 Notes shall be deemed deleted if references to such definitions are eliminated as a result of the amendments described herein; cross-references in the Eighth Supplemental Indenture and 2014 Notes to provisions in the Eighth Supplemental Indenture or 2014 Notes that have been deleted as a result of the amendments described herein are hereby deleted; and any other changes to the Eighth Supplemental Indenture and 2014 Notes of a technical or conforming nature shall hereby be deemed made to the extent necessary to reflect the deletion of the provisions described herein.

(e)	Subject to Section 2.01, the Company and the Guarantors may omit to comply with, and shall have no liability in respect of, any term, condition or limitation deleted pursuant to the Sections listed in this Section 1.01, whether directly or indirectly, by reason of any reference in the Eighth Supplemental Indenture or other documents to any such Section or by reason of any reference in any such Section to any other provision in the Eighth Supplemental Indenture or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 of the Original Indenture, Article 7 of the Eighth Supplemental Indenture or Section 2.11 of the Eleventh Supplemental Indenture.

Section 1.02 Amendments to Tenth Supplemental Indenture. Subject to Section 2.01, the terms of the Tenth Supplemental Indenture are hereby amended, supplemented, modified or deleted as follows.

(a)	The following sections of the Tenth Supplemental Indenture and any corresponding provisions in the 2015 Notes are hereby deleted in their entirety and replaced with “[Intentionally Omitted.]”:

•	Section 4.03. Change of Control;

•	Section 6.02. Limitation on Additional Indebtedness;

•	Section 6.03. Limitation on Liens;

•	Section 6.04. Limitation on Restricted Payments;

•	Section 6.05. Limitation on Asset Sales;

•	Section 6.06. Transactions with Affiliates;

•	Section 6.07. Limitation on Payment Restrictions Affecting Restricted Subsidiaries;

•	Section 6.08. Restricted and Unrestricted Subsidiaries; and

•	Section 6.11. Future Subsidiary Guarantees.

(b)	Section 6.09 of the Tenth Supplemental Indenture is hereby deleted in its entirety and replaced with the following (and any corresponding provisions of the 2015 Notes are hereby amended accordingly):

Section 6.09. Mergers and Sales of Assets by the Company

The Company will not consolidate with, merge into or transfer all or substantially all of its assets to another Person unless such Person (if other than the Company) is a corporation organized under the laws of the United States or any state thereof or the District of Columbia and expressly assumes all the obligations of the Company under the Indenture and the Notes.

(c)	Section 7.01 of the Tenth Supplemental Indenture is hereby deleted in its entirety and replaced with the following (and any corresponding provisions of the 2015 Notes are hereby amended accordingly):

Section 7.01. Additional Events of Default

The Events of Default with respect to the Notes shall be the Events of Default as set forth in Section 6.01 of the Original Indenture.

(d)	Any definition in the Tenth Supplemental Indenture and 2015 Notes shall be deemed deleted if references to such definitions are eliminated as a result of the amendments described herein; cross-references in the Tenth Supplemental Indenture and 2015 Notes to provisions in the Tenth Supplemental Indenture or 2015 Notes that have been deleted as a result of the amendments described herein are hereby deleted; and any other changes to the Tenth Supplemental Indenture and 2015 Notes of a technical or conforming nature shall hereby be deemed made to the extent necessary to reflect the deletion of the provisions described herein.

(e)	Subject to Section 2.01, the Company and the Guarantors may omit to comply with, and shall have no liability in respect of, any term, condition or limitation deleted pursuant to the Sections listed in this Section 1.02, whether directly or indirectly, by reason of any reference in the Tenth Supplemental Indenture or other documents to any such Section or by reason of any reference in any such Section to any other provision in the Tenth Supplemental Indenture or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 of the Original Indenture, Article 7 of the Tenth Supplemental Indenture or Section 2.11 of the Eleventh Supplemental Indenture.

Section 1.03 Amendments to Eleventh Supplemental Indenture. Subject to Section 2.01, the terms of the Eleventh Supplemental Indenture are hereby amended, supplemented, modified or deleted as follows.

(a)	Clause (i) of Section 2.03 of the Eleventh Supplemental Indenture is hereby deleted in its entirety and replaced with the following (and any corresponding provisions of the Notes are hereby amended accordingly):

(i) the sale or disposition of a Guarantor (or all or substantially all its assets or its Capital Stock) to an entity that is not, after giving effect to such transaction, a Subsidiary (other than a Subsidiary that has been designated as an Unrestricted Subsidiary under all other indentures to which the Company is then a party that include provisions for designating Subsidiaries as Unrestricted Subsidiaries),

(b)	Clause (iii) of Section 2.03 of the Eleventh Supplemental Indenture is hereby deleted in its entirety and replaced with the following (and any corresponding provisions of the Notes are hereby amended accordingly):

(iii) the designation of any Guarantor as an Unrestricted Subsidiary under all other indentures to which the Company is then a party that include provisions for designating Subsidiaries as Unrestricted Subsidiaries,

(c)

Any definition in the Eighth Supplemental Indenture, Tenth Supplemental Indenture, Eleventh Supplemental Indenture and 2014 Notes and 2015 Notes are deemed deleted if references to such definitions would be eliminated as a result of the amendments described herein; cross-references in the Eighth Supplemental Indenture, Tenth Supplemental Indenture, Eleventh Supplemental Indenture and 2014 Notes and 2015 Notes to provisions in the Eighth Supplemental Indenture, Tenth Supplemental Indenture, Eleventh

Supplemental Indenture, 2014 Notes or 2015 Notes, respectively, that have been deleted as a result of the amendments described herein are hereby deleted; and any other changes to the Eighth Supplemental Indenture, Tenth Supplemental Indenture, Eleventh Supplemental Indenture and 2014 Notes and 2015 Notes, respectively, of a technical or conforming nature shall hereby be deemed made to the extent necessary to reflect the deletion of the provisions described herein.

(d)	Subject to Section 2.01, the Company and the Guarantors may omit to comply with, and shall have no liability in respect of, any term, condition or limitation deleted pursuant to the Sections listed in this Section 1.03, whether directly or indirectly, by reason of any reference in the Eighth Supplemental Indenture, Tenth Supplemental Indenture, Eleventh Supplemental Indenture or other documents to any such Section or by reason of any reference in any such Section to any other provision in the Eighth Supplemental Indenture, Tenth Supplemental Indenture, Eleventh Supplemental Indenture or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 of the Original Indenture, Article 7 of the Eighth Supplemental Indenture, Article 7 of the Tenth Supplemental Indenture or Section 2.11 of the Eleventh Supplemental Indenture.

ARTICLE 2.

MISCELLANEOUS PROVISIONS

Section 2.01 Effective Date of the Seventeenth Supplemental Indenture. This Seventeenth Supplemental Indenture shall be effective as of the date first written above. The provisions of (a) Section 1.01 of this Seventeenth Supplemental Indenture will become effective upon (and only upon) acceptance for purchase by the Company of all validly tendered 2014 Notes in the Tender Offers and receipt of consents from at least a majority in principal amount of the 2014 Notes in the 2014 Consent Solicitation, (b) Section 1.02 of this Seventeenth Supplemental Indenture will become effective upon (and only upon) acceptance for purchase by the Company of all validly tendered 2015 Notes in the Tender Offers and receipt of consents from at least a majority in principal amount of the 2015 Notes in the 2015 Consent Solicitation and (c) Section 1.03 of this Seventeenth Supplemental Indenture will become effective upon (and only upon) receipt of consents from at least a majority in principal amount of the 2014 Notes and 2015 Notes.

Section 2.02 Governing Law. The laws of the State of New York shall govern this Seventeenth Supplemental Indenture and the 2014 Notes and 2015 Notes.

Section 2.03 No Adverse Interpretation of Other Agreements. This Seventeenth Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Seventeenth Supplemental Indenture.

Section 2.04 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the 2014 Notes or 2015 Notes or this Seventeenth Supplemental Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.

Section 2.05 Successors and Assigns. All covenants and agreements of the Company in this Seventeenth Supplemental Indenture and the 2014 Notes or 2015 Notes, as applicable shall bind its successors and assigns. All agreements of the Trustee in this Seventeenth Supplemental Indenture shall bind its successors and assigns.

Section 2.06 Duplicate Originals. The parties may sign any number of copies of this Seventeenth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 2.07 Severability. In case any one or more of the provisions contained in this Seventeenth Supplemental Indenture or in the Notes (as amended hereby) shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Seventeenth Supplemental Indenture or the 2014 Notes or 2015 Notes, as applicable.

Section 2.08 Notices. Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

If to the Company or any Guarantor:

c/o Standard Pacific Corp.

26 Technology Dr.

Irvine, California 92618

Attn: Secretary

Section 2.09 Amendment and Modification. This Seventeenth Supplemental Indenture may be amended, modified, or supplemented only as permitted by the applicable Indenture and by written agreement of each of the parties hereto.

Section 2.10 Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventeenth Supplemental Indenture or the 2014 Notes or 2015 Notes or for or in respect of the recitals contained herein or therein, all of which recitals are made solely by the Company, and the Trustee assumes no responsibility for their correctness.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Seventeenth Supplemental Indenture by their officers thereunto as of this 22nd day of December, 2010.

STANDARD PACIFIC CORP.

By:	/s/ Kenneth L. Campbell
Name: Kenneth L. Campbell
Title: Chief Executive Officer

BARRINGTON ESTATES, LLC
	By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

LAGOON VALLEY RESIDENTIAL, LLC
	By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

STANDARD PACIFIC OF TONNER HILLS, LLC
	By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

By:	/s/ Kenneth L. Campbell
Name: Kenneth L. Campbell
Title: Chief Executive Officer

[Signature Page to Seventeenth Supplemental Indenture]

CH CONSTRUCTION, INC.

CH FLORIDA, INC.

HILLTOP RESIDENTIAL, LTD.
BY:	RESIDENTIAL ACQUISITION GP, LLC, ITS GENERAL PARTNER

HSP ARIZONA, INC.

HWB CONSTRUCTION, INC.

HWB INVESTMENTS, INC.

RESIDENTIAL ACQUISITION GP, LLC

SP COLONY INVESTMENTS, INC.

SP COPPENBARGER INVESTMENTS, INC.

STANDARD PACIFIC 1, INC.

STANDARD PACIFIC OF ARIZONA, INC.

STANDARD PACIFIC OF CENTRAL FLORIDA GP, INC.

STANDARD PACIFIC OF CENTRAL FLORIDA
BY:	STANDARD PACIFIC OF CENTRAL FLORIDA GP, INC., ITS GENERAL PARTNER

STANDARD PACIFIC OF FLORIDA GP, INC.

[Signature Page to Seventeenth Supplemental Indenture]

STANDARD PACIFIC OF JACKSONVILLE GP, INC.

STANDARD PACIFIC OF JACKSONVILLE
BY:	STANDARD PACIFIC OF JACKSONVILLE GP, INC., ITS GENERAL PARTNER

STANDARD PACIFIC OF LAS VEGAS, INC.

STANDARD PACIFIC OF ORANGE COUNTY, INC.

STANDARD PACIFIC OF SOUTH FLORIDA GP, INC.

STANDARD PACIFIC OF SOUTH FLORIDA
BY:	STANDARD PACIFIC OF SOUTH FLORIDA GP, INC., ITS GENERAL PARTNER

STANDARD PACIFIC OF SOUTHWEST FLORIDA GP, INC.

STANDARD PACIFIC OF SOUTHWEST FLORIDA
BY:	STANDARD PACIFIC OF SOUTHWEST FLORIDA GP, INC., ITS GENERAL PARTNER

STANDARD PACIFIC OF TAMPA GP, INC.

STANDARD PACIFIC OF TAMPA
BY:	STANDARD PACIFIC OF TAMPA GP, INC., ITS GENERAL PARTNER

STANDARD PACIFIC OF TEXAS, INC.

STANDARD PACIFIC OF THE CAROLINAS, LLC

[Signature Page to Seventeenth Supplemental Indenture]

STANDARD PACIFIC OF WALNUT HILLS, INC.

WESTFIELD HOMES USA, INC.

By:	/s/ Kenneth L. Campbell
Name: Kenneth L. Campbell
Title: Chief Executive Officer

[Signature Page to Seventeenth Supplemental Indenture]

STANDARD PACIFIC OF COLORADO, INC.

By:	/s/ John P. Moroney
Name: John P. Moroney
Title: Chief Executive Officer & President

[Signature Page to Seventeenth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as trustee

By:	/s/ Sharon McGrath
Name: Sharon McGrath
Title: Vice President

[Signature Page to Seventeenth Supplemental Indenture]